UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2006
TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

Address of principal executive offices)	(Zip Code)
(408) 919-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 1.01      Entry into a Material Definitive Agreement.
     On May 19, 2006, Transmeta Corporation, a Delaware corporation (“Transmeta”) entered into a separation benefits and release agreement with Mark R. Kent in connection with Mr. Kent’s resignation as the chief financial officer of Transmeta effective May 15, 2006, as described below in Item 5.02. Pursuant to that separation benefits and release agreement, Transmeta agreed to continue paying Mr. Kent’s group health benefits for three months following May 15, 2006 and to pay Mr. Kent $50,000 within 90 days of May 15, 2006. In addition, Transmeta and Mr. Kent also entered into a related consulting agreement, which provides for Mr. Kent to provide consulting services to Transmeta as requested for a period of three months until August 15, 2006, during which period Mr. Kent will be paid $22,083 per month and continue vesting his stock options. Mr. Kent also agreed to a general release of Transmeta.
Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective May 15, 2006, Mark R. Kent resigned as the chief financial officer of Transmeta. Mr. Kent had served in that role since September 2004. In connection with his resignation, Mr. Kent and Transmeta entered a separation and release agreement and consulting agreement described above in Item 1.01.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION
Date: May 19, 2006	By:	/s/ John O'Hara Horsley
John O'Hara Horsley,
Executive Vice President, General Counsel & Secretary